FOR IMMEDIATE RELEASE
Contact: Nick Zangari	Media Contact: Tonya Abeln
(502) 394-1157	(502) 386-1742
Nick.Zangari@kyderby.com	Tonya.Abeln@kyderby.com

Churchill Downs Incorporated Signs Agreement
to Sell 115.7 Acres of Land by Calder Casino for $291 Million
LOUISVILLE, KY., (November 22, 2021) – Churchill Downs Incorporated (“CDI” or “Company”) (Nasdaq: CHDN) announced today that the Company has signed an agreement to sell 115.7 acres of land near Calder Casino for $291 million or approximately $2.5 million per acre. CDI has agreed to sell the land to Link Logistics, one of the premier owners of logistics real estate assets, established in 2019 by Blackstone.
The closing of the sale of the property is subject to the satisfaction of various closing conditions. The Company anticipates closing the sale of the property in the first half of 2022. CDI is planning to use certain proceeds of the sale to purchase or invest in replacement property that qualifies as an Internal Revenue Code §1031 transaction.
Following the closing of this transaction, CDI will retain ownership of approximately 54 acres of the current 170-acre parcel of land on which the Company’s wholly-owned Calder Casino sits. The Company may sell 15-20 acres of land along NW 27th Ave. in the Miami Gardens area in the future for retail development.
About Churchill Downs Incorporated
Churchill Downs Incorporated is an industry-leading racing, online wagering and gaming entertainment company anchored by our iconic flagship event, the Kentucky Derby. We own and operate three pari-mutuel gaming entertainment venues with approximately 3,050 historical racing machines in Kentucky. We also own and operate TwinSpires, one of the largest and most profitable online wagering platforms for horse racing, sports and iGaming in the U.S. and we have seven retail sportsbooks. We are also a leader in brick-and-mortar casino gaming in eight states with approximately 11,000 slot machines and video lottery terminals and 200 table games. Additional information about CDI can be found online at www.churchilldownsincorporated.com.
This news release contains various “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words or similar expressions (or negative versions of such words or expressions).
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, among others, that may materially affect actual results or outcomes include the following: the impact of the novel coronavirus (COVID-19) pandemic, including the emergence of variant strains, and related economic matters on our results of operations, financial conditions and prospects; the occurrence of extraordinary events, such as terrorist attacks, public health threats, civil unrest, and inclement weather; the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit; additional or increased taxes and fees; the impact of significant competition, and the expectation the competition levels will increase; changes in consumer preferences, attendance, wagering, and sponsorships; loss of key or highly skilled personnel; lack of confidence in the integrity of our core businesses or any deterioration in our reputation; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; concentration and evolution of slot machine manufacturing and other technology conditions that could impose additional costs; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; inability to successfully expand our TwinSpires Sports and Casino business and effectively compete; inability to identify and complete expansion, acquisition or divestiture projects, on time, on budget or as planned; difficulty in integrating recent or future acquisitions into our operations; costs and uncertainties relating to the development of new venues and expansion of existing facilities; general risks related to real estate ownership and significant expenditures, including fluctuations in market values and environmental regulations; reliance on our technology services and catastrophic events and system failures disrupting our operations; online security risk, including cyber-security breaches, or loss or misuse of our stored information as a result of a breach, including customers’ personal information, could lead to government enforcement actions or other litigation; personal injury litigation related to injuries occurring at our racetracks; compliance with the Foreign Corrupt Practices Act or applicable money-laundering regulations; payment-related risks, such as risk associated with fraudulent credit card and debit card use; work stoppages and labor issues; risks related to pending or future legal proceedings and other actions; highly regulated operations and changes in the regulatory environment could adversely affect our business; restrictions in our debt facilities limiting our flexibility to operate our business; failure to comply with the financial ratios and other covenants in our debt facilities and other indebtedness; and increase in our insurance costs, or obtain similar insurance coverage in the future, and inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events.
We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.